Exhibit 99.1

News Release

Contact:	Investors	Media
	Steve Shriner	Hugh Suhr
	(404) 827-6714	(404) 827-6813

For Immediate Release

August 9, 2010

SunTrust Announces Preliminary Results of Tender Offer

ATLANTA—SunTrust Banks, Inc. (NYSE: STI) announced today the principal amount of validly tendered and not validly withdrawn subordinated debt securities (the “Notes”) pursuant to SunTrust Bank’s cash tender offer (the “Tender Offer”) as of 5:00 p.m., New York City time, on August 6, 2010 (the “Early Tender Date”). SunTrust Bank (the “Company”) is offering to purchase up to $750,000,000 aggregate principal amount (the “Maximum Tender Amount”) of the Notes.

As depicted in the table below, the total principal amount of Notes validly tendered and not validly withdrawn as of the Early Tender Date was $942,497,000, which exceeds the Maximum Tender Amount. Since the Company will accept for payment only such portion of the Notes that does not result in purchasing Notes with an aggregate principal amount above the Maximum Tender Amount, the Company will purchase all validly tendered Notes in Acceptance Priority Level 1, a portion of all validly tendered Notes in Acceptance Priority Level 2 and no Notes in Acceptance Priority Level 3, in accordance with the terms set forth in the Offer to Purchase dated July 26, 2010. The final pro-ration factor for Notes in Acceptance Priority Level 2 will not be available until the Tender Offer expires at 11:59 p.m., New York City time, on August 20, 2010. All Notes validly tendered and not accepted will be returned to investors as soon as possible.

The purchase prices of the Notes in the Tender Offer will be set later today in accordance with procedures described in the Offer to Purchase dated July 26, 2010. The settlement date is scheduled to be August 23, 2010. The Company will announce final results of the Tender Offer on that date.

SunTrust Robinson Humphrey, Inc., Citigroup Global Markets Inc. and UBS Securities LLC are acting as joint dealer managers for the Tender Offer. Global Bondholder Services Corporation is acting as Information Agent. Contact information for the dealer managers and the Information Agent is listed on the back cover of the Offer to Purchase.

This press release shall not constitute an offer to purchase or a solicitation of an offer to sell with respect to any securities. Any such offer or solicitation will be made only by means of the Offer to Purchase dated July 26, 2010.

Important Cautionary Statement About Forward-Looking Statements

This news release may contain forward-looking statements. Statements regarding the expected execution and timing of the Tender Offer are forward-looking statements. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “initiatives,” “potentially,” “probably,” “projects,” “outlook,” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update the statements made herein or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Item 1A of Part I of our 10-K and in other periodic reports that we file with the SEC.

About SunTrust

SunTrust Banks, Inc., headquartered in Atlanta, is one of the nation’s largest banking organizations, serving a broad range of consumer, commercial, corporate and institutional clients. As of June 30, 2010, SunTrust had total assets of $170.7 billion and total deposits of $118.7 billion. The Company operates an extensive branch and ATM network throughout the high-growth Southeast and Mid-Atlantic states and a full array of technology-based, 24-hour delivery channels. The Company also serves clients in selected markets nationally. Its primary businesses include deposit, credit, trust and investment services. Through various subsidiaries the Company provides mortgage banking, insurance, brokerage, investment management, equipment leasing and investment banking services. SunTrust’s Internet address is suntrust.com